Exhibit 4.2



























                             CHICAGO TITLE AND TRUST COMPANY
                            SAVINGS AND PROFIT SHARING TRUST
                            --------------------------------

























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
                                    TABLE OF CONTENTS
                                    -----------------

              PAGE
              ----
              ARTICLE I
                   Name
                   Parties

              ARTICLE II
                   Fiduciary Responsibility

              ARTICLE III
                   The Trust Fund and Its Administration
                          The Trust Fund
                          Certificate of Authority
                          General Powers
                          Investment Managers
                          Compensation and Expenses
                          Common Fund
                          Trust Accounting
                          Limit of Trustee's Responsibility

              ARTICLE IV
                   Investment Funds
                          Investment Funds
                          Trustee's Investment of Amounts Credited to
                            Individually Directed Investment Accounts

              ARTICLE V
                   General Provisions
                          Action by Employers
                          Warranty
                          Disagreement as to Acts
                          Courts
                          Evidence
                          Third Parties
                          No Reversion in Employers
                          Interests Not Transferable
                          Indemnification
                          Litigation by Participants
                          Liabilities Mutually Exclusive
                          Waiver of Notice
                          Counterparts
                          Controlling Law
                          Gender and Number




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                          Successors
                          Severability
                          Statutory References

              ARTICLE VI
                   Changes in Trustee
                   Resignation or Removal of Trustee
                   Appointment of Successor Trustee
                   Duties of Resigning or Removed Trustee and of
                     Successor Trustee

              ARTICLE VII
                   Amendment and Termination
                          Amendment
                          Termination

              ARTICLE VIII
                   Incorporation of Collective Investment Trusts

































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
                             CHICAGO TITLE AND TRUST COMPANY
                            SAVINGS AND PROFIT SHARING TRUST
                            --------------------------------

                        THIS AGREEMENT, made this 29th day of December,
              1994 by and between CHICAGO TITLE AND TRUST COMPANY, an Illinois corporation (the "company") in its corporate capacity, and CHICAGO TITLE AND TRUST COMPANY in its fiduciary capacity as trustee (the "Trustee"),

                                    WITNESSETH THAT:

                        WHEREAS, the company has established the Chicago
              Title and Trust Company Savings and Profit Sharing Plan (the "plan") effective June 26, 1985, a copy of which plan, as amended from time to time, will be identified by the Secretary of the company and filed with the Trustee; and


                        WHEREAS, this trust agreement is intended to con-
              stitute an amendment and restatement of the Chicago Title and Trust Company Savings and Profit Sharing Trust as in effect immediately prior to this Agreement and to implement the plan and form a part of it:


                        NOW, THEREFORE, IT IS AGREED that this agreement,
              on and after the day and year first above written, shall con-stitute the sole trust agreement between the company and the Trustee in connection with the plan.


                                        ARTICLE I
                                        ---------

                                          Name
                                          ----

                        This agreement and the trust hereby evidenced may
              be referred to as Chicago Title and Trust Company Savings and Profit Sharing Trust.


                                         Parties
                                         -------

                        The Plan is sponsored and administered by the
              company (the "Plan Administrator"). Upon written approval by Board resolution, the company may allow another affiliated employer or member of the company's controlled group to adopt the plan and as a result become a party to this trust agreement. All such employers, including the company, participating under this agreement will be referred to as "employer(s)" throughout the remainder of this agreement.


                                       ARTICLE II
                                       ----------

                                Fiduciary Responsibility
                                ------------------------

                        The Plan Administrator, Trustee, any investment
              manager appointed pursuant to paragraph III-4, and any other fiduciaries with respect to the plan or trust shall discharge their duties hereunder solely in the interest of participants and beneficiaries, for the exclusive purpose of providing their benefits and defraying reasonable expenses of plan and trust administration, with care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.


                                       ARTICLE III
                                       -----------

                          The Trust Fund and Its Administration
                          -------------------------------------

                        III-1.  The Trust Fund.  The "trust fund" as at
                                  --------------
              any date means all property then held by the Trustee under this agreement.


                        III-2.  Certificate of Authority.  The plan is
                                ------------------------
              administered by the Plan Administrator and Benefits Policy Committee ("Committee").


                        III-3.  General Powers.  The Trustee shall have
                                --------------
              exclusive authority and discretion to manage and control the trust fund except to the extent that authority to manage investments has been allocated to one or more investment managers pursuant to paragraph III-4. The Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this agreement, the plan or by law:

                        (a)  To acquire and become the policyholder under

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                             group annuity contracts issued by a legal
                             reserve life insurance company; and to manage, sell, contract to sell, grant options to

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                             purchase, convey, exchange, transfer, abandon,
                             improve, repair, insure, lease for any term
                             (although commencing in the future or
                             extending beyond the term of this Trust) and otherwise deal with all property, real or personal, in such way, for such considerations, and on such terms and conditions as the Trustee decides.

                        (b) To retain in cash such amounts as the Trustee considers advisable and as are permitted by applicable law; to invest and reinvest part or all of the balance of the trust fund in stocks, bonds, notes, mortgages, mutual fund shares or other property of any kind, real or personal, including (with the approval of the company) units of collective investment trusts and one or more group annuity, deposit administration or separate account contracts issued by a legal reserve life insurance company; and to diversify such investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

                        (c) To deposit cash in any depositary without liability for interest and, without limiting the generality of the foregoing, to invest cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest.

                        (d) To make any payment or distribution from the trust fund as directed by the Plan Ad-ministrator without inquiring as to whether a payee or distributee is entitled thereto or as to whether it is proper, and the Trustee shall not be liable for a payment or distribution that is not proper under the terms of the plan or this agreement; and to notify the Plan Administrator if a payment or distribution is returned to the Trustee, and the Trustee shall have no obligation to search for or ascertain the whereabouts of a payee or distributee.

                        (e) To the extent permitted by law, to borrow from anyone, with the Committee's approval, such sum or sums from time to time as the Trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.

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                        (f)  To retain any funds or property subject to any
                             dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.

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                        (g)  To begin, maintain or defend any litigation
                             necessary in connection with the adminis-tration of the plan or this trust, except that, unless otherwise required by law, the Trustee shall not be obliged or required to do so unless indemnified to the Trustee's satisfaction.

                        (h) To compromise, contest, arbitrate or abandon claims or demands.

                        (i) To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.

                        (j) To hold securities or other property in the name of a nominee, in a depositary, or in any other way, with or without disclosing the trust relationship; provided however, that except as authorized by regulations issued by the Secretary of Labor, the indicia of ownership of the assets of the trust fund shall not be maintained outside the jurisdiction of the district courts of the United States.

                        (k) To report to the Plan Administrator on each accounting date under the plan, or as soon thereafter as practicable, or at such other times as the Plan Administrator may request, the then net worth of the trust fund (that is, the fair market value of all assets comprising the trust fund, less liabilities, if any, other than liabilities to persons entitled to benefits under the plan) determined on the basis of such evidence, data or information as the Trustee considers pertinent and reliable and subject to the provisions of paragraph III-7 below.

                        (l) To furnish to the employers an annual account or an account for such other period as the company may specify or as may be required under this agreement or the plan, showing all investments, receipts, disbursements, and other transactions involving the trust during

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                             the accounting period, and also showing the
                             assets of the trust fund held at the end of the period, which to the extent permitted by law, shall be conclusive on all persons, including the employers, except as to any act or transaction as to which an employer files with the Trustee written exceptions or objec-tions within one hundred eighty days after receipt of the account.

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                        (m)  To pay any estate, inheritance, income or
                             other tax, charge or assessment attributable to any benefit payable under the plan out of such benefit after giving the employers notice as far in advance as practicable; to defer making payment of any such tax, charge or assessment if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the Trustee considers necessary for its protection; and to withhold and pay over any federal or state income taxes due and payable on any payment or distribution under the plan, when directed by the Committee.

                        (n) To maintain records and accounts reflecting all receipts and disbursements under this agreement and such other records and accounts as the Committee or Plan Administrator may specify, all of which shall be open to the inspection of the Committee or Plan Administrator at all reasonable times, and may be audited from time to time by anyone named by the Committee or Plan Administrator.

                        (o) To employ agents, attorneys, accountants or other persons (who also may be employed by the employers) and to delegate to them such powers as the Trustee considers desirable (except that the Trustee may not delegate its responsibilities as to the management or control of the assets of the trust fund), provided that such delegation, and the acceptance thereof, by such agents, attorneys, accountants or other persons, shall be in writing; and, to the extent permitted by law, the Trustee shall be protected in acting or refraining from acting on the advice of persons so employed without court action.

                        (p) To appoint a bank, trust company, or broker or dealer registered under the Securities Exchange Act of 1934 to act as custodian with respect to any portion of the trust fund; and a custodian so appointed shall have custody of such assets as are deposited with it and as custodian such rights, powers and duties with respect thereto as shall be agreed upon from time to time by the Trustee and such

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                             custodian.

                        (q) To furnish the Committee or Plan Administrator with such information in the Trustee's possession as the Committee or Plan
                             Administrator may need for tax or other
                             purposes.

                        (r) At the direction of the Committee or Plan Administrator, to receive, hold and invest any funds or other property transferred to the Trustee from:

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                             (i)  any other trust forming a part of a plan
                                  intended to meet the requirements of
                                  Section 401(a) of the Internal Revenue
                                  Code;

                             (ii) an employee of an employer if such funds
                                  or property qualify as a rollover amount described in Section 402(c)(4) of the Internal Revenue Code; or

                            (iii) an individual retirement account or
                                  individual retirement annuity maintained by an employee of an employer, if such funds or property qualify as a rollover contribution described in Section 408(d)(3) of the Internal Revenue Code;

                             and to allocate, credit and distribute any such funds and other property so transferred in accordance with the terms of the plan.

                        (s) To transfer all or any portion of the trust fund to another trust or trusts forming a part of a plan or plans that are intended to meet the requirements of Section 401(a) of the Internal Revenue Code, as directed by the Committee or Plan Administrator.

                        (t) To perform any and all other acts which in the Trustee's judgment are appropriate for the proper management, investment and distribution of the trust fund.


                        III-4.  Investment Managers.  The company may ap
                                -------------------
              point one or more investment managers to manage the investment of any part of the assets of the trust fund. Except as otherwise provided by law, the Trustee shall have no obligation for investment of any assets of the trust fund which are subject to management by an investment manager. Appointment of an investment manager shall be made by written notice to the investment manager and the Trustee, which notice shall specify those powers, rights and duties of the Trustee under this agreement that are allocated to the investment manager and that portion of the assets of the trust fund subject to investment management. An investment manager so appointed pursuant to this paragraph shall be either a registered investment adviser under the Investment Advisers Act of 1940, a bank, as defined in said Act, or an

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              insurance company qualified to manager, acquire and dispose of the assets of the plan under the laws of more than one state of the United States. Any such investment manager shall acknowledge to the company in writing that it accepts such appointment and that it is a fiduciary with respect to the plan and trust. An investment manager may resign at any time upon written notice

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              to the Trustee and the Committee and the company.  The
              company may remove an investment manager at any time by written notice to the investment manager, the Committee and the Trustee.


                        III-5.  Compensation and Expenses.  Except as
                                -------------------------
              otherwise provided below in this agreement, all reasonable costs, charges, and expenses incurred in the administration of this trust and the plan, including compensation to the Trustee (as agreed upon between the company and the Trustee), compensation to an investment manager (as agreed upon between the company and the investment manager), and any compensation to agents, attorneys, accountants and other persons employed by the Trustee, will be paid from the trust fund to the extent not paid by the employers. Expenses incurred in connection with the sale, investment and reinvestment of the trust fund (such as brokerage, postage, express and insurance charges and transfer taxes) shall be paid from the trust fund. Any costs, charges, expenses and compensation paid from the trust fund to the employers or Trustee or any party in interest (as defined in Section 3(14) of ERISA) will be subject to the provisions of Sections 408(b)(2), 408(b)(4), 408(b)(6), 408(b)(8) and 408(c) of ERISA and any regulations or exemptions issued thereunder.


                        III-6.  Common Fund.  The Trustee shall not be re
                                -----------
              quired to make any separate investment of the trust fund for the account of the plan as applied to multiple employers and may administer and invest all contributions made under the plan as one trust fund. If, for any purpose, it becomes necessary to determine as of any date the portion of the trust fund allocable to all or any group of participants employed by any one of the employers, the company shall specify such date as a special accounting date and, after all adjustments required as of the date have been made, such portion of the trust fund shall be an amount equal to the aggregate of the account balances of such participants. Any such determination by the Committee or Plan Administrator shall be binding upon all of the employers, participants and all other persons. The Trustee will have no duty or responsibility to question any determination or direction by the Committee or Plan Administrator under this paragraph III-6.


                        III-7.  Trust Accounting.  For purposes of deter
                                ----------------

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              mining the value of assets in the trust, the Trustee shall value such assets in accordance with the Trustee's procedures for determining fair market value as of any date for which such valuation or accounting is required, including the procedures for valuation of any interests in any collective investment trust described in Article VIII.













































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                        III-8.  Limit of Trustee's Responsibility.  No
                                ---------------------------------
              power, duty or responsibility is imposed upon the Trustee under the plan, except as set forth in this agreement. Until they determine or are advised to the contrary, the Trustee and any investment manager (appointed as provided in paragraph III-4) may assume that this trust is qualified under Section 401(a), and is entitled to tax exemption under
              Section 501(a), of the Internal Revenue Code.


                                       ARTICLE IV
                                       ----------

                                    Investment Funds
                                    ----------------

                        IV-1.  Investment Funds.  If the Committee or Plan
                               ----------------
              Administrator has authorized the establishment of investment funds under the plan, the Committee or Plan Administrator shall direct the Trustee as to the type of investment funds (e.g., equity fund, fixed income fund, balanced fund, guaranteed investment contract fund) to be offered under the plan and the Committee shall establish written guidelines and objectives for each fund under the plan. The Trustee shall invest contributions and account balances among the investment funds in the proportions specified by the Committee in accordance with the provisions of the plan, but shall have no duty to verify such directions and shall not have any responsibility or liability for any loss to any participant or beneficiary which results from following such directions.


                        IV-2.  Trustee's Investment of Amounts Credited to
                               -------------------------------------------
              Individually Directed Investment Accounts.  If the employer
              -----------------------------------------
              has provided for participants to individually direct the in-vestment of contributions and/or account balances in one or more investment funds ("investment accounts"), the Trustee shall, upon written direction from the Committee or Plan Ad-ministrator made in accordance with the provisions of the plan, invest and reinvest amounts credited to such partici-pant's investment account as directed by the participant, subject to the following:

                        (a)  Except as otherwise provided below, the

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                             Trustee shall make investments in such
                             investment funds only as the Committee or Plan Administrator directs in writing and the Trustee shall be under no obligation to inquire as to the propriety of such

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                             direction or as to the amount to be invested
                             in each such investment account on behalf of such participant.

                        (b) The Trustee shall have the power to invest any portion of the assets in a participant's investment account which is held in cash or cash equivalents in short term, fixed income investments pending receipt of instructions from the Committee or Plan Administrator regarding the investment of a participant's accounts. While an investment fund transfer is pending, a participant will not share in any gains or losses in the fund to which such amount is transferred until the trade into such fund is settled by the Trustee.

                        (c) The employers shall indemnify and hold the Trustee harmless for any losses suffered as a result of investments and reinvestments made by the Trustee in good faith reliance upon any investment direction given by such participant under the plan. The Trustee shall not be indemnified or held harmless by the employers for any losses incurred by a participant as a result of the Trustee's breach of fiduciary duty with respect to the Trustee's management of any investment account or collective investment trust under Article VIII of the trust. A participant shall not direct the Trustee to enter into any prohibited transferred (as defined in Code Section 4975).

                        (d) The Trustee shall determine and report to the Plan Administrator on each accounting date or as soon thereafter as practicable the fair market value (as determined in the sole discretion of the Trustee in accordance with paragraph III-7) of the assets held for the benefit of each participant in an investment fund in accordance with this paragraph. The Trustee shall have the right to rely on any valuations and fair market valuations prepared by third parties as to assets held by any such third party.

                        (e)  The Trustee shall provide to the Plan
                             Administrator on each accounting date or as soon thereafter as practicable a statement showing the assets held for the benefit of each participant in such investment funds and

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                             any expenses attributable to the acquisition
                             and maintenance of such assets and expenses attributable to any assets disposed of since the last preceding accounting date.

                        (f) On the written direction of a participant given to the Trustee by the Plan Administrator in accordance with the plan, the Trustee shall liquidate for their fair market value (as determined by the Trustee) all of the assets held for the

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                             benefit of the participant in an investment
                             fund(s) and report the amount realized on such liquidation.

                        (g) Notwithstanding paragraph III-5, all expenses incurred in connection with the sale, investment and reinvestment of assets in a participant's investment fund (such as brokerage, postage, express and insurance charges and transfer taxes) shall be charged to the appropriate investment fund.

                        (h) If required by law, the Trustee reserves the right to disapprove any investment direction filed with the Trustee.

                        (i) Except to the extent otherwise required by law, the Trustee shall not be liable or responsible for any loss resulting to an investment fund by reason of any investment or reinvestment made by the Trustee at the direction of the participant through the Committee or Plan Administrator, and the Trustee is relieved of any duty to review from time to time such amounts or property held in any investment fund.


                                        ARTICLE V
                                        ---------

                                   General Provisions
                                   ------------------

                        V-1.  Action by Employers.  Any action required or
                              -------------------
              permitted by an employer under the trust shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.


                        V-2.  Warranty.  The company warrants that all
                              --------
              directions or authorizations by the Committee or Plan Administrator, whether for the payment of money or otherwise, will comply with the plan and this trust.


                        V-3.  Disagreement as to Acts.  If there is a

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                              -----------------------
              disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any proper court.

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                        V-4.  Courts.  Except as otherwise provided by law,
                              ------
              in case of any court proceedings involving an employer, the Trustee or the trust fund, only the employer concerned, the Committee and/or Plan Administrator and the Trustee shall be necessary parties to the proceedings, and no other person shall be entitled to notice of process. A final judgment entered in any such proceedings shall be conclusive.


                        V-5.  Evidence.  Evidence required of anyone under
                              --------
              this agreement may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.


                        V-6.  Third Parties.  Except as otherwise provided
                              -------------
              by law, the Trustee's exercise or nonexercise of its powers and discretions in good faith shall be conclusive on all per-sons. No one shall be obliged to see to the application of any money paid or property delivered to the Trustee, except to the extent such person is acting as an investment manager as respects such money or property. The certificate of the Trustee that it is acting according to this agreement will fully protect all persons dealing with the Trustee. An insurance company may assume that this agreement and the plan have not been amended or changed unless notice of such amendment or change is received by the insurance company at its home office.


                        V-7.  No Reversion in Employers.  The employers
                              -------------------------
              shall have no right, title or interest in the trust fund, nor shall any part of the trust fund revert or be repaid to an employer, directly or indirectly, unless:

                        (a)  the Internal Revenue Service initially
                             determines that the plan, as applied to such employer, does not meet the requirements of
                             Section 401(a) of the Internal Revenue Code, in which event the contributions made to the plan by such employer shall be returned to it;

                        (b) a contribution is made by such employer by mistake of fact and such contribution is returned to the employer within one year after payment to the Trustee; or

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                        (c)  a contribution conditioned on the deducti-
                             bility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the employer within one year after the disallowance of the deduction.

              The amount of any contribution that may be returned to an employer pursuant to subparagraph (b) or (c) above must be reduced by any portion thereof previously distributed from the trust fund and by any losses of the trust fund allocable thereto, and in no event may the return of such contributions cause any participant's account balances to be less than the amount of such balances had the contribution not been made under the plan.


                        V-8.  Interests Not Transferable.  The interests of
                              --------------------------
              persons entitled to benefits under the plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

                        V-9.  Indemnification.  To the extent permitted by
                              ---------------
              law, none of the Trustee, any present or former Committee member, Plan Administrator, nor any person who is or was a director, officer, or employee of any employer, shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan or this trust. Any employee of an employer to whom the company has appointed as a Committee member or delegated any portion of its responsibilities under the plan, any person who is or was director or officer of an employer, present and former Com-mittee members, and each of them, shall, to the extent permitted by law, be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plan or this trust) from and against any and all liability or claim of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the plan or this trust or the investment of the trust fund, including all expenses reasonably incurred in their defense if the employers fail to provide such defense after having been requested to do so in writing. The Trustee shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plan or this trust) only with respect to liability or claim of liability to which the Trustee shall be subjected by reason of its good faith compliance with any directions given in accordance with the provisions of the plan or this trust by an investment manager, the Committee, the Plan Administrator, the company, or any person duly authorized by the company, or by reason of its failure to take any action with respect to any assets of the trust fund which are subject to investment direction from an investment manager in the absence of direction from the investment manager, including all expenses reasonably incurred in its defense if the employers fail to provide such defense after having been requested to do so in writing.


                        V-10.  Litigation by Participants.  If a legal
                               --------------------------
              action begun against the Trustee, an employer or the company by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the cost to the Trustee, the employer or the company of defending the action will be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the person concerned.


                        V-11.  Liabilities Mutually Exclusive.  To the ex
                               ------------------------------
              tent permitted by law, the Trustee, the Committee, the Plan Administrator, an investment manager and each employer shall be responsible only for its own acts or omissions and the Trustee shall not be required to collect any contribution from an employer or any other person or to verify that it is in the proper amount. No insurance company shall be a party to this agreement for any purpose or be responsible for the validity of this agreement it being intended that an insurance company shall be liable only for the obligations set forth in the contracts issued by it.


                        V-12.  Waiver of Notice.  Any notice required under
                               ----------------
              this agreement may be waived by the person entitled to such notice.


                        V-13.  Counterparts.  This agreement may be
                               ------------
              executed in two or more counterparts, any one of which will be an original without reference to the others.


                        V-14.  Controlling Law.  Except to the extent
                               ---------------
              superseded by laws of the United States, the laws of Illinois shall be controlling in all matters relating to this agreement.

                        V-15.  Gender and Number.  Where the context
                               -----------------
              admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

                        V-16.  Successors.  This agreement shall be binding
                               ----------
              on all persons entitled to benefits under the plan and their respective heirs and legal representatives, on the employers and their successors and assigns and on the Trustee and its successors. The term "employer" as used in the plan and this agreement includes any entity that continues the plan and this trust in effect, as provided in the plan; any, if employer concerned is the company, the term "company" also shall include such entity.

                        V-17.  Severability.  If any provision of the plan
                               ------------
              or this agreement is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of the plan and this agreement, and they shall be construed and enforced as if such illegal or invalid provision had never been inserted therein.


                        V-18.  Statutory References.  Any references in the
                               --------------------
              plan or this agreement to a Section of the Internal Revenue Code of 1986 (the "Code") or the Employee Retirement Income Security Act of 1974 ("ERISA") shall include any comparable section or sections of any future legislation which amends, supplements or supersedes said Section.


                                       ARTICLE VI
                                       ----------

                                   Changes in Trustee
                                   ------------------

                        VI-1.  Resignation or Removal of Trustee.  The
                               ---------------------------------
              Trustee may resign at any time by giving thirty days' advance written notice to the employers, the Plan Administrator and the Committee. The company may remove a Trustee by written notice to the Trustee and the Committee or Plan Administrator.

                        VI-2.  Appointment of Successor Trustee.  The
                               --------------------------------
              company shall fill any vacancy in the office of the Trustee as soon as practicable and shall give prompt written notice thereof to the person or corporation appointed to fill the vacancy, the other employers and the Committee.

                        VI-3.  Duties of Resigning or Removed Trustee and
                               -------------------------------------------
              of Successor Trustee.  A Trustee that resigns or is removed
              --------------------
              shall furnish promptly to the employers, the Committee, the Plan Administrator and the successor Trustee an account of its administration of the trust from the date of its last account. Each successor Trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor Trustee shall execute all documents and do all acts necessary to vest such title of record in the successor Trustee. Each successor Trustee shall have all the powers conferred by this agreement as if originally named Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee. With the approval of the company, a successor Trustee may accept the account furnished and the property delivered by a predecessor Trustee without incurring any liability for so doing, and, to the extent permitted by law, the acceptance will be a complete discharge to the predecessor Trustee.


                                       ARTICLE VII
                                       -----------

                                Amendment and Termination
                                -------------------------

                        VII-1.  Amendment.  This trust may be amended from
                                ---------
              time to time by the company, except as follows:

                        (a) The duties and liabilities of the Trustee cannot be changed without its consent.

                        (b) Except as provided in paragraph V-7, under no condition shall an amendment result in the return or repayment to an employer of any part of the trust fund or the income from it or result in the distribution of the trust fund for the benefit of anyone other than persons entitled to benefits under the plan.


                        VII-2.  Termination.  If the plan is terminated,
                                -----------
              this trust, including all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the

              Trustee and the employers nevertheless shall continue in effect until all assets have been distributed by the Trustee as directed by the Committee under the plan.

                                      ARTICLE VIII
                                      ------------

                      Incorporation of Collective Investment Trusts
                      ---------------------------------------------

                        VIII-1.  The Declaration of Trust, executed by
              Chicago Title and Trust Company on January 17, 1968, establishing "Chicago Title and Trust Company Investment Trust for the Employee Benefit Plans," as it may be amended from time to time, is hereby adopted as a part of this agreement. Notwithstanding any other provision of this agreement, the Trustee may cause any part or all of the assets held hereunder to be commingled with the assets of other trusts by investment as part of any fund established under said Declaration of Trust, and the assets so invested shall be subject to all of the provisions of said Declaration of Trust as it may be amended from time to time.


                        VIII-2.  The Declaration of Trust executed by
              Chicago Title and Trust Company on July 22, 1981, establishing "Chicago Title and Trust Company Short Term Investment Fund for Employee Benefits Plans," as it may be amended from time to time, is hereby adopted as a part of this agreement. Notwithstanding any other provisions of this agreement, the Trustee may cause any part or all of the assets held hereunder to be commingled with the assets of other trusts by investment as part of any fund established under said Declaration of Trust, and the assets so invested shall be subject to all of the provisions of said Declaration of Trust as it may be amended from time to time.


                        VIII-3.  The Declaration of Trust executed by
              Chicago Title and Trust Company on April 24, 1985, establish-ing "Chicago Title and Trust Company Stated Principal Value Investment Trust for Employee Benefit Plans," as it may be amended from time to time, is hereby adopted as a part of this agreement. Notwithstanding any other provisions of this agreement, the Trustee may cause any part or all of the assets held hereunder to be commingled with the assets of other trusts by investment as part of any fund established under said Declaration of Trust, and the assets so invested shall be subject to all of the provisions of said Declaration of Trust as it may be amended from time to time.


                                     *      *      *

                        IN WITNESS WHEREOF, the parties hereto have caused
              this agreement to be signed and their respective corporate seals affixed and attested by their respective officers, the day and year first above written; the Trustee hereby evidencing its acceptance of the trust, and its agreement to perform the duties given or required of it by the trust.

                                       CHICAGO TITLE AND TRUST COMPANY,
                                       in its Corporate Capacity


                                       By:/s/ Thomas J. Adams
                                          -----------------------------
                                          Its: Vice President
                                                  (Corporate Seal)
              ATTEST:

              Mary J. Reichenbach
              ------------------------------
              Its Assistant Secretary


                                       CHICAGO TITLE AND TRUST COMPANY,
                                       in its Fiduciary Capacity as
                                       Trustee


                                       By: /s/ Andrew P. Mayo
                                           ------------------------------
                                          Its: Vice President
                                                  (Corporate Seal)
              ATTEST:

              /s/ Karen F. Prange
              ----------------------------------
              Its Assistant Secretary

                                 FIRST AMENDMENT TO THE
                             CHICAGO TITLE AND TRUST COMPANY
                            SAVINGS AND PROFIT SHARING TRUST


                        WHEREAS, Chicago Title and Trust Company in its
              corporate capacity (the "Corporation") has entered into the Chicago Title and Trust Company Savings and Profit Sharing Trust Agreement (the "Trust Agreement"), forming part of the Chicago Title and Trust Company Savings and Profit Sharing Plan (the "Plan"), with Chicago Title and Trust Company in its fiduciary capacity as Trustee; and

                        WHEREAS, the Policy Committee under the Plan has
              determined that investments in certain of the mutual funds known as CT&T Funds would be appropriate investments under the Plan; and

                        WHEREAS, the Trustee has advised the Policy
              Committee that the approval of an Independent Fiduciary is necessary to effect the initial investment of Plan assets in shares of CT&T Funds; and

                        WHEREAS, the Policy Committee desires to appoint
              Cole Taylor Bank of Chicago, Illinois as the Independent Fiduciary in connection with the initial investment of Plan assets in shares of CT&T Funds; and

                        WHEREAS, the Corporation has authority, under
              Section VII-1 of the Trust Agreement to amend the Trust Agreement with the consent of the Trustee,

                        NOW THEREFORE, the Chicago Title and Trust Company
              Savings and Profit Sharing Trust Agreement, effective December 29, 1994, is hereby amended, effective May 31, 1995, as follows:

                        Section 111-3 is hereby amended by adding the
              following language after the first full sentence:

                        Solely in connection with the exchange of CT&T Collective Fund shares for CT&T Mutual Fund shares, the Trustee will be directed by an Independent Fiduciary to be designated in writing by the Policy Committee, and the authority of such Independent Fiduciary will cease upon the effecting of the exchange.

                        Except as otherwise provided herein, the Trust
              Agreement shall remain in full force and effect.

                        IN WITNESS WHEREOF, Chicago Title and Trust Company
              in its corporate capacity and Chicago Title and Trust Company in its fiduciary capacity as Trustee have caused this amendment to be executed this 5th day of September, 1995.


                                       CHICAGO TITLE AND TRUST COMPANY,
                                       in its Corporate Capacity


                                       By: /s/ Thomas J. Adams
                                           ----------------------------
                                       Its: Vice President


                                       CHICAGO TITLE AND TRUST COMPANY,
                                       in its Fiduciary Capacity as Trustee


                                       By: /s/ Andrew P. Mayo
                                           ----------------------------
                                       Its: Vice President

                                   SECOND AMENDMENT TO
                           THE CHICAGO TITLE AND TRUST COMPANY
                            SAVINGS AND PROFIT-SHARING TRUST

                                    January 18, 1996

                        This Second Amendment to The Chicago Title and
              Trust Company Savings and Profit Sharing Trust (Second Amendment) to that certain Chicago Title and Trust Company Savings and Profit Sharing Trust (Trust) dated December 24, 1994 as amended May 31, 1995 is made and entered into this 18th day of January, 1996 by and between CHICAGO TITLE AND TRUST COMPANY (CT&T) in its corporate capacity and THE CHICAGO TRUST COMPANY (Chicago Trust) successor through corporate reorganization to Chicago Title and Trust Company in its fiduciary capacity, being the original parties to the Trust.

                        The parties hereby agree to amend the Trust as
              follows:


              1.   By adding a new paragraph III-3(u) to read as follows:

                   III-3.    (u)  Without limitation, subject to the
                                  approval of the Committee, the Trustee
                                  may utilize for the investment of assets of the trust fund, any mutual funds, common trust funds or collective investment media maintained, advised or sponsored by the Trustee or an affiliated company.

              2.   By adding a new paragraph IV-3 to read as follows:

                   IV-3. Effective March 1, 1996, subject to the approval of the Benefits Policy Committee, the Trustee shall establish and maintain one of the investment funds authorized under Section IV-1 above as an investment fund to be invested in Alleghany Corporation Common Stock and such cash as the Trustee shall deem appropriate for liquidity or other prudent purposes. The Alleghany common stock fund shall be maintained utilizing the unit accounting method with ownership of shares in the Trustee. Participants will have no right of distribution in kind of their interests in the Fund. All shares of the Fund will be voted by the Trustee with the use of such independent fiduciaries as the Trustee may, from time to time, deem appropriate.

                   Except as just provided herein, the Trust as amended
              shall remain in full force and effect.

              Executed this 18th day of January, 1996.

         CHICAGO TITLE AND TRUST COMPANY,      THE CHICAGO TRUST COMPANY,
         in its corporate capacity             in its fiduciary capacity as
                                               the successor by corporate
                                               reorganization to CT&T in
                                               its fiduciary capacity


         By: /s/ Thomas J. Adams               By: /s/ Andrew P. Mayo
             -----------------------               -----------------------